UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

Forticell Bioscience, Inc.
(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 218-1885

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

On November 21, 2008,  we filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 08-14665 (MG)). We reported such bankruptcy filing in our 8-K report filed on November 21, 2008. We remain in possession of our assets, and continue to operate as a “debtor-in-possession” pursuant to Chapter 11 of the Bankruptcy Code.

As we reported in an 8K we filed March 27, 2009, on or about March 31, 2009, we were scheduled to be evicted by our landlord, the Trustees of Columbia University (Columbia). We reported on the eviction proceeding by our landlord in our 10-Q for the quarter ended September 30, 2008. On April 24, 2009, our landlord agreed to stay the warrant of eviction until we filed our application with the Bankruptcy Court to approve certain DIP financing described hereafter.

In an 8K filing on April 24, 2009, we indicated that we have been working for some time with Mr. A.M. Saad, an Israeli resident. Mr. Saad, acting through his company, Holy Land Art, Inc. (HLA), has been organizing an investor group to fund our continued operation. The investor group wishes to seek control of Forticell. As an interim measure, Mr. Saad is seeking investors to hopefully provide funding to address our most urgent needs. This includes our need to respond to the FDA’s April 23, 2008 non-approval of our Pre-Market Approval Application for the use of cryopreserved ORCEL to treat venous leg ulcers by the recently extended response deadline of June 2, 2009, and the maintenance of our intellectual property until the full amount of funds is available which will enable us to continue with our various scientific activities. Mr. Saad arranged for HLA to deposit monies in escrow with our former general counsel Feder, Kaszovitz to be used as a secured loan to satisfy our immediate cash needs.

On May 7, 2009 we filed an application with the Bankruptcy Court to permit us to borrow up to $750,000 of debtor-in-possession (DIP) financing pursuant to Demand Notes controlled by a DIP Credit Agreement and a Security Agreement that primarily provided as security for the repayment of such loan a first priority lien on all of our intellectual property, receivables, deposit accounts, general intangibles, and certain of our equipment and furniture. The loan will be funded in tranches. To date, $167,000 is in escrow for the first tranche. On May 15, 2009, the bankruptcy court judge signed an order approving interim DIP financing of $133,000. This DIP financing will allow us to avert the pending eviction and provide funding for us to respond to the FDA. $53,000 will be paid to Columbia as a use and occupancy payment for the months of April and May 2009, and an additional payment of $53,000 will be made upon final approval of the DIP financing. We are expected back in court on June 5th for a final hearing on our $750,000 DIP financing package. Barring any objections, the DIP credit agreement, demand note, and related security agreement are expected to be approved.

Once we have received final approval of the DIP financing and paid $106,000 for rent for office and laboratory space for the four months ending July 31, 2009, the landlords’ warrant of eviction will be postponed until August 3, 2009. We hope that before then, Mr. Saad will have raised additional funds which will enable us to reach a longer term understanding with the landlord. We will then use a major portion of the remaining loan to pay an outside vendor who prepares statistical analyses of the results of our clinical trials and otherwise assists us in responding to the FDA letter of non-approval.

We will require significant additional financing, which Mr. Saad is seeking to secure for us, to continue our operations. We can give no assurance that we can secure such additional financing or that we can secure Bankruptcy Court approval for the $750,000 DIP financing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

NASD Rule 6530 required filing of our Form 10-K for the year ended December 31, 2008 with the Securities & Exchange Commission (SEC) by May 18, 2009, or face removal of the listing of our common stock from the Over the Counter Bulletin Board (OTCBB). We are not able to comply with this NASD rule. Accordingly, our common stock will be delisted from the OTCBB and moved to the Pink Sheets after May 18, 2009.

As detailed below in item 2.03 above we are securing DIP financing and we are hopeful that we will complete such transaction, barring objections, on June 5, 2009. We plan to file our Form 10-K for the year ended December 31, 2008 and our 10-Q for the quarter ended March 31, 2009 as soon as financing is budgeted under our DIP Credit Agreement for the completion of a 2008 audit and first quarter 2009 review by our independent auditors. Should we file the past due aforementioned reports with the SEC, we will proceed to take the steps necessary to have our common stock again listed on the OTCBB.

Item 7.01 Regulation FD Disclosure.

Under the Bankruptcy Code and related rules, we are required to file certain information and reports with the Court. We are filing this Report on Form 8K for our monthly periodic financial reporting as permitted under the SEC’s Release No. 34-9660.17. The release applies to “[i]ssuers which have ceased or severely curtailed their operations” and for whom it would be “extremely difficult” to comply fully with the Exchange Act. Due to our previous lack of debtor-in-possession financing and lack of other resources we can not foresee meeting our normal filing deadlines otherwise in the immediate future. Exhibit 99.1 to this Report is the Monthly Operating Report (excluding supporting data) as filed with the Bankruptcy Court. Our informational filings with the Bankruptcy Court, including the full Monthly Operating Report, should be available to the public at the office of the U.S. Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, NY 10004. We have filed with the Court our required Monthly Operating Report for the period commencing April 1, 2009 and ending April 30, 2009 in a form prescribed by the United States Trustee for the Southern District of New York.

Cautionary Statements Regarding Financial and Operating Data

Investors and potential investors should not place undue reliance upon the information contained in the Monthly Operating Report, which contain unaudited information, is in the format prescribed by applicable bankruptcy laws, and were not prepared for investment purposes. The Monthly Operating Report contains financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to further reconciliation, revision and adjustments. There can be no assurance that, from the perspective of an investor or potential investor in our securities, the Monthly Operating Report is complete. The Monthly Operating Report contains information for periods which are shorter or otherwise different from those required in our reports pursuant to the Exchange Act, and such information might not be indicative of our financial condition or operating results for the period that would be reflected in our financial statements or in its reports under the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statements Regarding Forward-Looking Statements

This report (including the exhibit hereto), contains predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, but are not limited to, those described in this report (including the exhibit hereto), our 2007 Annual Report on Form 10-KSB, and its Quarterly Reports on Form 10-Q, as well as the following: the effects of the our chapter 11 filing on us and the interests of its various creditors, equity holders and other constituents; Bankruptcy Court rulings in the chapter 11 case and the outcome of the proceeding in general; the length of time the Company will operate under the chapter 11 proceeding; the risks that the conditions and deadlines for confirmation of the chapter 11 plan of reorganization will be satisfied; increased legal costs related to the chapter 11 case and other litigation; our ability to maintain contracts that are critical to its operations, to obtain and maintain normal terms with suppliers and service providers and to retain key executives; our ability to manage costs, maintain adequate liquidity, maintain compliance with debt covenants and continue as a going concern; the risk that the chapter 11 case could be converted into a chapter 7 liquidation; and the risks related to trading in our common stock, and which we may expect to be canceled upon emergence from chapter 11. These forward-looking statements speak only as of the date of this report, and we disclaim any obligation or undertaking to update such statements. In assessing forward-looking statements contained in this report, readers are urged to read carefully all such cautionary statements.

Item 9.01 Financial Statements and Exhibits

99.1
Forticell Bioscience, Inc. Monthly Operating Report for the period April 1, 2009 through April 30, 2009 (unaudited), filed with the United States Bankruptcy Court for the Southern District of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forticell Bioscience, Inc. (Registrant)

Date: May 15, 2009	By:	/s/ Alan W. Schoenbart
Chief Executive Officer